Exhibit 10.1

AMENDMENT NO. 2 TO COMMERCIAL MANUFACTURING SERVICES AGREEMENT

This Amendment No. 2 to the Commercial Manufacturing Services Agreement (“Second Amendment”) is made, entered into and effective as of May 25, 2022 (the “Second Amendment Effective Date”) by and between ATARA BIOTHERAPEUTICS, INC., a Delaware corporation with offices at 611 Gateway Boulevard, Suite 900, South San Francisco, California 94080 (“Atara”); and CHARLES RIVER LABORATORIES, INC. (successor in interest to COGNATE BIOSERVICES INC.), a Delaware corporation with offices at 4600 East Shelby Drive, Suite 108, Memphis, TN 38118 (“Manufacturer”). Each of Atara and Manufacturer are referred to in this Second Amendment as a “Party” and together, the “Parties.” All capitalized terms used, but not otherwise defined herein, shall have the same meaning ascribed to them in the Commercial Services Agreement (as defined below).

BACKGROUND

WHEREAS, the Parties have entered into that certain Commercial Manufacturing Services Agreement, effective as of January 1, 2020 (as previously amended by that certain First Amendment, dated as of September 1, 2021, the “Commercial Services Agreement”), pursuant to which Atara engaged Manufacturer to perform certain commercial manufacturing services in relation to Atara’s products, as further described in individual work orders entered into thereunder;

WHEREAS, the Parties desire to amend the term of the Commercial Services Agreement as set forth in this Second Amendment; and

WHEREAS, Section 15.7 of the Commercial Services Agreement provides that the Commercial Services Agreement may only be modified by a writing signed by authorized representatives of each Party.

NOW, THEREFORE, the Parties desire, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, to amend the Commercial Services Agreement as set forth in this Second Amendment as of the Second Amendment Effective Date.

1.
Section 14.1 of the Commercial Services Agreement is hereby deleted in its entirety and replaced as follows:

“14.1 Term. This Agreement will take effect as of the Effective Date and, unless earlier terminated pursuant to this Article 14, will expire on June 30, 2022. Notwithstanding the termination or expiration of this Agreement, the terms and conditions of this Agreement shall continue to apply to any active or in progress Work Orders until each such Work Order has been completed, expired or otherwise terminated in accordance with the terms herein or therein.”

2.
This Second Amendment is governed by and interpreted in accordance with the laws of the State of New York, U.S.A., without reference to the principles of conflicts of laws. The United Nations Convention on Contracts for the International Sale of Goods shall not apply to the transactions contemplated by this Second Amendment. Except as specifically amended by this Second Amendment, the terms and conditions of the Commercial Services Agreement shall remain in full force and effect. This Second Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Except to the extent expressly provided herein, the Commercial Services Agreement, as amended by this Second Amendment, including all appendices, exhibits and schedules to each of the foregoing, together with all Work Orders executed by the Parties, constitute the entire agreement between the Parties relating to the subject matter of the Commercial Services Agreement and supersede all previous oral and written communications, including all previous agreements, between the Parties.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the undersigned have executed this Second Amendment as of the Second Amendment Effective Date.

ATARA BIOTHERAPEUTICS, INC. By: /s/ Charlene Banard Print Name: Charlene Banard Title: EVP, Tech Ops Date: 5/31/2022	CHARLES RIVER LABORATORIES, INC. By: /s/ Will Isom Print Name: Will Isom Title: Date: 31-May-2022